UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

June 30, 2007

MOBILEPRO CORP.
___________
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
___________
(Address of principal executive offices) (Zip Code)

(301) 315-9040
___________
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 30, 2007, the Registrant entered into a Purchase Agreement (the “Agreement”) with United Systems Access, Inc. (“USA”), pursuant to which USA acquired the Registrant’s CLEC and ISP businesses. The Agreement was dated June 29, 2007, and effective as of June 30, 2007. On July 6, 2007, the parties amended the Agreement to extend the closing date for the sale of the ISP business until July 13, 2007. The closing for the CLEC business will take place following receipt of the necessary regulatory approvals.

The purchase price for the businesses is $30.0 million, consisting of $21.9 million in cash and $8.1 million in convertible preferred stock of USA. The closing of the sales is subject to the consent of Cornell Capital Partners, LP (“Cornell”).
The preceding description of the Agreement is only a summary and is qualified in its entirety by reference to the Agreement, which is attached to this filing as Exhibit 10.1 and incorporated by reference.

Item 8.01. Other Events.

On July 2, 2007, Mobilepro issued a press release, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1, regarding the agreement described in Item 1.01 on this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Purchase Agreement, dated as of June 29, 2007, by and between Mobilepro Corp. and United Systems Access, Inc.

10.2	Amendment to Purchase Agreement, dated July 6, 2007.

10.3	Press Release dated July 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By:	/s/ Jay O. Wright
Jay O. Wright
Chief Executive Officer MOBILEPRO CORP.

Date: July 6, 2007